Exhibit 10.1

EXECUTION COPY

THIRD AMENDMENT TO AMENDED AND RESTATED

CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”) is made and entered into as of the 25th day of June, 2013, by and among CASELLA WASTE SYSTEMS, INC., a Delaware corporation (the “Parent”), its Subsidiaries listed on Schedule 1 to the Amended and Restated Credit Agreement, dated as of March 18, 2011 (as the same may be amended and in effect from time to time, the “Credit Agreement”) (together with the Parent, collectively, the “Borrowers”), the Lenders party thereto, and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

WHEREAS, the Borrowers have requested that each of the Lenders agree, and Lenders constituting “Required Lenders” under the terms of the Credit Agreement are willing to agree, on the terms and subject to the conditions set forth herein, (a) to amend the financial covenants contained in Section 7.11 of the Credit Agreement and (b) to amend certain other provisions of the Credit Agreement.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions; Loan Document. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement. This Third Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

2. Amendments to Section 1.01 (Defined Terms) of the Credit Agreement. Section 1.01 of the Credit Agreement is hereby amended by:

(i) Amending the definition of “Applicable Rate” by deleting the table set forth therein in its entirety and substituting in lieu thereof the following:

Applicable Rate
Pricing Level	Ratio of Consolidated Total Funded Debt to Consolidated EBITDA	Eurodollar Rate Loans (and Letters of Credit)	Base Rate Loans	Commitment Fee
I	<3.00:1.00	2.75%	1.75%	0.375%
II	≥3.00:1.00 but <3.50:1.00	3.00%	2.00%	0.500%
III	≥3.50:1.00 but <4.00:1.00	3.25%	2.25%	0.500%

Applicable Rate
Pricing Level	Ratio of Consolidated Total Funded Debt to Consolidated EBITDA	Eurodollar Rate Loans (and Letters of Credit)	Base Rate Loans	Commitment Fee
IV	≥4.00:1.00 but <4.50:1.00	3.50%	2.50%	0.500%
V	≥4.50:1.00 but <5.50:1.00	3.75%	2.75%	0.750%
VI	≥5.50:1.00	4.00%	3.00%	0.750%

(ii) Amending the definition of “Eurodollar Rate” to read in its entirety as follows:

“(a) for any Interest Period with respect to a Eurodollar Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available (“LIBOR”), as published by Reuters (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two London Banking Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) LIBOR, at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank Eurodollar market at their request at the date and time of determination.”

(iii) Amending the definition of “Obligations” by inserting the following language at the end thereof:

“; provided that Obligations of a Borrower shall exclude any Excluded Swap Obligations with respect to such Borrower.”

(iv) Inserting the following definitions in the appropriate alphabetical order:

““Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).”

““Excluded Swap Obligation” means, with respect to any Borrower, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Borrower of, or the grant by such Borrower of a Lien to secure, such Swap Obligation (or any Lien securing a guarantee of such Swap Obligation) is or becomes illegal under the Commodity Exchange Act (or the application or official interpretation thereof) by virtue of such Borrower’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.12(l) and any other “keepwell, support or other agreement” for the benefit of such Borrower and any and all guarantees of such Borrower’s Swap Obligations by other Borrowers) at the time the guarantee of such Borrower, or grant by such Borrower of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such guarantee or Lien is or becomes excluded in accordance with the first sentence of this definition. For the avoidance of doubt, for purposes of this definition, a “guarantee” includes the guarantee by any Borrower of another Borrower’s obligations by operation of the joint and several liability provisions contained in Section 10.12.”

““Master Agreement” has the meaning set forth in the definition of “Swap Contract.””

““Qualified ECP Guarantor” means, at any time, each Borrower with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.”

““Specified Borrower” means, at any time, any Borrower that is not at such time an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.12(l)).”

““Swap Obligations” means, with respect to any Borrower, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.”

““Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement, dated as of June 25, 2013, among the Borrowers, the Administrative Agent and Lenders constituting Required Lenders.”

““Third Amendment Date” means June 25, 2013.”

3. Amendment to Section 6.12 (Further Assurances) of the Credit Agreement. Section 6.12 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“6.12 Further Assurances.

(a) The Borrowers will cooperate with the Lenders and the Administrative Agent and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement or any of the Loan Documents.

(b) From time to time upon the request of the Administrative Agent or any Lender, including in connection with any Borrower entering into a Secured Hedge Agreement, the Borrowers will promptly provide to the Administrative Agent or such Lender with a written certification, and any reasonably requested evidence, of any Borrower’s status at such time (in the affirmative or the negative) as an “Eligible Contract Participant” under the Commodity Exchange Act.”

4. Amendments to Section 7.11 (Financial Covenants) of the Credit Agreement. Section 7.11 of the Credit Agreement is hereby amended by deleting such Section in its entirety and substituting in lieu thereof the following:

“7.11 Financial Covenants. For the avoidance of doubt, notwithstanding anything to the contrary in the Agreement, it is understood that the following financial covenants shall be calculated exclusive of the assets, liabilities (except for liabilities of the Excluded Subsidiaries that are recourse to the Borrowers), net worth and operations of the Excluded Subsidiaries.

(a) Minimum Interest Coverage Ratio. The Borrowers shall not permit the ratio of (a) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to (b) Consolidated Total Interest Expense for such period to be less than the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
April 30, 2013	2.15:1.00
July 31, 2013 through the Maturity Date	2.25:1.00

(b) Maximum Consolidated Total Funded Debt to Consolidated EBITDA. The Borrowers shall not permit the ratio of (a) Consolidated Total Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter; provided, however, that for each fiscal quarter ending on or after the date on which the Borrowers have consummated the New Equity Raise, each of the ratios set forth below shall be reduced by 50 basis points:

Four Fiscal Quarters Ending	Maximum Consolidated Total Funded Debt to Consolidated EBITDA
April 30, 2013 through January 31, 2015	5.85:1.00
April 30, 2015 through the Maturity Date	5.75:1.00

Notwithstanding the foregoing, solely for the purposes of calculating Consolidated Total Funded Debt to Consolidated EBITDA pursuant to this Section 7.11(b), neither Excluded Interim Sub Debt nor Excluded Interim Second Lien Debt shall be included in Consolidated Total Funded Debt during any period in which (and for so long as) such Excluded Interim Sub Debt or Excluded Interim Second Lien Debt is properly designated as such under and in accordance with Section 7.03(k) or the Second Amendment, as applicable.

(c) Maximum Consolidated Senior Funded Debt to Consolidated EBITDA. The Borrowers shall not permit the ratio of (a) Consolidated Senior Funded Debt as of such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters then ending to exceed the ratio set forth below opposite such fiscal quarter:

Four Fiscal Quarters Ending	Maximum Consolidated Senior Funded Debt to Consolidated EBITDA
April 30, 2013 through January 31, 2015	2.50:1.00
April 30, 2015 through the Maturity Date	2.25:1.00

(d) Maximum Capital Expenditures. During any fiscal year and tested at the end of each fiscal year, the Borrowers and Non-Borrower Subsidiaries shall not make any Capital Expenditure (or become legally obligated to make such expenditures during such fiscal year) other than Capital Expenditures for properties and assets used in the operation of the Borrowers’ or Non-Borrowers’ business not exceeding 1.1 times the sum of the Borrowers’ and the Non-Borrower Subsidiaries’ consolidated depreciation expenses, depletion expenses and landfill amortization expenses in such fiscal year.”

5. Amendment to Section 8.03 (Application of Funds) of the Credit Agreement. The second to last paragraph of Section 8.03 of the Credit Agreement is hereby amended by inserting the following sentence at the end thereof:

“Excluded Swap Obligations with respect to any Borrower shall not be paid with amounts received from such Borrower or its assets, but appropriate adjustments shall be made with respect to payments from other Borrowers to preserve the allocation to Obligations otherwise set forth above in this Section.”

6. Amendment to Section 10.12 (Concerning Joint and Several Liability of the Borrowers) of the Credit Agreement. Section 10.12 of the Credit Agreement is hereby amendment by inserting the following clause (l) at the end thereof:

“(l) Each Borrower that is a Qualified ECP Guarantor at the time the grant of a guaranty (by operation of the Borrowers’ joint and several liability for the Obligations under this Section 10.12) or the grant of a Lien under the Loan Documents, in each case, by any Specified Borrower becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Borrower with respect to such Swap Obligation as may be needed by such Specified Borrower from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section 10.12 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this clause (l) shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Borrower intends this clause (l) to constitute, and this clause (l) shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Borrower for all purposes of the Commodity Exchange Act.”

7. Amendment to Form of Compliance Certificate. Effective upon the closing of this Third Amendment, Exhibit D to the Credit Agreement (Form of Compliance Certificate) is hereby amended and restated in its entirety by the Exhibit D attached hereto as Annex 1.

8. Amendment to Schedule 1 of the Credit Agreement. Effective upon the closing of this Third Amendment, Schedule 1 to the Credit Agreement (Borrowers) is hereby amended and restated in its entirety by the Schedule 1 attached hereto as Annex 2.

9. Maturity Date. As set forth in Section 7(i) of the Second Amendment, following the consummation of the Second Lien Refinancing in Full (as defined in the Transaction Summary attached to the Second Amendment) or any other refinancing of the Second Lien Notes in full (including principal, interest, premium and other amounts due thereunder) in accordance with the terms of the Credit Agreement (including Section 2.07(a) thereof) on or before March 1, 2014 (either such refinancing event, the “Second Lien Refinancing Condition”), the Maturity Date would be deemed to be March 18, 2016 for all purposes under the Credit Agreement. The Borrowers hereby represent, warrant and certify to the Lenders and the L/C Issuer that the

Second Lien Refinancing Condition has been met prior to March 1, 2014 in accordance with the terms of the Credit Agreement (including the Second Amendment) and that the Second Lien Notes have been repaid in full. Based on the foregoing, the Maturity Date is deemed to be March 18, 2016 for all purposes under the Credit Agreement.

10. No Waiver. Nothing contained herein shall be deemed to (i) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth herein, to otherwise modify any provision of the Credit Agreement or any other Loan Document, or (ii) give rise to any defenses or counterclaims to the Administrative Agent’s or any of the Lenders’ right to compel payment of the Obligations when due or to otherwise enforce their respective rights and remedies under the Credit Agreement and the other Loan Documents.

11. Amendment Fee. The Borrowers hereby jointly and severally promise to pay to each Lender which consents to this Third Amendment, in consideration of each such Lender entering into this Third Amendment, a fee in an amount equal to 12.5 basis points of such Lender’s Revolving Commitment as of the date hereof (the “Amendment Fees”). The Amendment Fees shall be fully-earned as of the date hereof and shall be non-refundable.

12. Conditions to Effectiveness. This Third Amendment shall become effective as of the date when each of the following conditions is satisfied:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, electronic pdfs or telecopies unless otherwise specified, each dated as of the date hereof and each in form and substance satisfactory to the Administrative Agent unless otherwise specified (it being agreed by the parties hereto that any electronic pdf or telecopied copies will be followed promptly by originals):

(i) counterparts of this Third Amendment, duly and properly authorized, executed and delivered by a Responsible Officer of each of the Borrowers, and by the Required Lenders;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Borrower as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Third Amendment;

(iii) a favorable opinion of Wilmer, Cutler, Pickering, Hale and Dorr, LLP, counsel to the Parent and the other Borrowers organized in New York, Delaware, Virginia and Massachusetts, addressed to the Administrative Agent and the Lenders, in form and substance satisfactory to the Administrative Agent;

(iv) a certificate signed by a Responsible Officer of each Borrower certifying (A) that the conditions specified in this Paragraph 12 and Section 4.02(a) and (b) of the Credit Agreement have been satisfied and (B) that there has been no event or condition since the date of the audited financial statements of the Parent and its Subsidiaries for the fiscal year ended April 30, 2012, that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect; and

(v) such other assurances, certificates, documents, consents or opinions as the Administrative Agent reasonably may require.

(b) The Borrowers shall have paid to the Administrative Agent, for the accounts of the applicable Lenders, the Amendment Fees.

(c) The Borrowers shall have paid all fees, charges and disbursements of counsel (including any local counsel) to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to or on the date hereof.

13. Representations and Warranties. The Borrowers jointly and severally represent and warrant to the Administrative Agent and the Lenders as follows:

(a) The execution, delivery and performance of this Third Amendment and the transactions contemplated hereby (i) are within the corporate (or the equivalent company or partnership) authority of each of the Borrowers, (ii) have been duly authorized by all necessary corporate (or other) proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers so as to materially adversely affect the assets, business or any activity of the Borrowers, and (iv) do not conflict with any provision of the corporate charter, articles or bylaws (or equivalent other company or partnership documents) of the Borrowers or any agreement or other instrument binding upon the Borrowers, including, without limitation, the Senior Subordinated Notes Indenture and the Indenture governing the 2005 Fame Bonds.

(b) The execution, delivery and performance of this Third Amendment will result in valid and legally binding obligations of the Borrowers enforceable against each in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other Applicable Laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief or other equitable remedy is subject to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution, delivery and performance by the Borrowers of this Third Amendment and the transactions contemplated hereby do not require any approval or consent of, or filing with, any governmental agency or authority other than those already obtained in writing (copies of which have been delivered to the Administrative Agent), if any.

(d) The representations and warranties contained in Article V of the Credit Agreement are true and correct in all material respects as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement as amended by the Third Amendment and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse

Effect. For purposes of this Paragraph 13(d), the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.04(a) of the Credit Agreement.

(e) Both before and after giving effect to this Third Amendment and the transactions contemplated hereby, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

(f) Identified on Annex 3 hereto is a list of all Borrowers constituting Specified Borrowers as of the Third Amendment Date.

14. Ratification, etc. Except as expressly amended hereby, the Credit Agreement, the other Loan Documents and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Third Amendment and the Credit Agreement shall hereafter be read and construed together as a single document, and all references in the Credit Agreement, any other Loan Document or any agreement or instrument related to the Credit Agreement shall hereafter refer to the Credit Agreement as amended by this Third Amendment.

15. GOVERNING LAW. THIS THIRD AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

16. Counterparts. This Third Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Third Amendment by telecopy shall be as effective as delivery of an original executed counterpart of this Third Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the undersigned has duly executed this Third Amendment to Amended and Restated Credit Agreement as a sealed instrument as of the date first set forth above.

BORROWERS:

CASELLA WASTE SYSTEMS, INC.

By:	/s/ Edmond R. Coletta
	Name:	Edmond R. Coletta
	Title:	Senior Vice President and Chief Financial Officer

ALL CYCLE WASTE, INC.
ATLANTIC COAST FIBERS, INC.
B. AND C. SANITATION CORPORATION
BLOW BROS.
BRISTOL WASTE MANAGEMENT, INC.
C.V. LANDFILL, INC.
CASELLA MAJOR ACCOUNT SERVICES, LLC
CASELLA RECYCLING, LLC
CASELLA RENEWABLE SYSTEMS, LLC
CASELLA TRANSPORTATION, INC.
CASELLA WASTE MANAGEMENT OF MASSACHUSETTS, INC.
CASELLA WASTE MANAGEMENT OF N.Y., INC.
CASELLA WASTE MANAGEMENT OF PENNSYLVANIA, INC.
CASELLA WASTE MANAGEMENT, INC.
CASELLA WASTE SERVICES OF ONTARIO LLC
CHEMUNG LANDFILL LLC
COLEBROOK LANDFILL LLC
CWM ALL WASTE LLC
FOREST ACQUISITIONS, INC.
GRASSLANDS INC.

By:	/s/ Edmond R. Coletta
	Name:	Edmond R. Coletta
	Title:	Vice President and Treasurer

Signature Pages to Third Amendment

GROUNDCO LLC
HAKES C&D DISPOSAL, INC.
HARDWICK LANDFILL, INC.
HIRAM HOLLOW REGENERATION CORP.
KTI BIO FUELS, INC.
KTI ENVIRONMENTAL GROUP, INC.
KTI NEW JERSEY FIBERS, INC.
KTI OPERATIONS, INC.
KTI SPECIALTY WASTE SERVICES, INC.
KTI, INC.
MAINE ENERGY RECOVERY COMPANY, LIMITED PARTNERSHIP
NEW ENGLAND WASTE SERVICES OF ME, INC.
NEW ENGLAND WASTE SERVICES OF N.Y., INC.
NEW ENGLAND WASTE SERVICES OF VERMONT, INC.
NEW ENGLAND WASTE SERVICES, INC.
NEWBURY WASTE MANAGEMENT, INC.
NEWSME LANDFILL OPERATIONS LLC
NEWS OF WORCESTER LLC
NORTH COUNTRY ENVIRONMENTAL SERVICES, INC.
NORTHERN PROPERTIES CORPORATION OF PLATTSBURGH
PINE TREE WASTE, INC.
SCHULTZ LANDFILL, INC.
SOUTHBRIDGE RECYCLING & DISPOSAL PARK, INC.
SUNDERLAND WASTE MANAGEMENT, INC.
THE HYLAND FACILITY ASSOCIATES
U.S. FIBER, LLC
WASTE-STREAM INC.
WINTERS BROTHERS, INC.

By:	/s/ Edmond R. Coletta
Name:	Edmond R. Coletta
Title:	Vice President and Treasurer

Signature Pages to Third Amendment

BANK OF AMERICA, N.A.,
as Administrative Agent and a Lender

By:	/s/ Maria F. Maia
	Name:	Maria F. Maia
	Title:	Managing Director

Signature Pages to Third Amendment

Comerica Bank
as a Lender

By:	/s/ Tony G. Rice
	Name:	Tony G. Rice
	Title:	Vice President

JP Morgan Chase, N.A. as a Lender

By:	/s/ Michael A. Moss
	Name:	Michael A. Moss
	Title:	Underwriter III

KeyBank National Association
as a Lender

By:	/s/ Leslie A. Jones
	Name:	Leslie A. Jones
	Title:	Senior Vice President

Signature Pages to Third Amendment

Annex 1 to Third Amendment

EXHIBIT D

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of March 18, 2011 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Casella Waste Systems, Inc., a Delaware corporation (the “Parent”) and each of its direct and indirect Subsidiaries (other than Excluded Subsidiaries and Non-Borrower Subsidiaries) identified therein (collectively, the “Borrowers”), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, and Swing Line Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                      of the Parent, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on behalf of the Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Borrowers have delivered the year-end audited financial statements required by Section 6.04(a) of the Credit Agreement for the fiscal year of the Borrowers ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Borrowers have delivered the unaudited financial statements required by Section 6.04(b) of the Credit Agreement for the fiscal quarter of the Parent and its Subsidiaries ended as of the above date. Such consolidated financial statements were prepared in accordance with GAAP and fairly present the consolidated financial condition of the Parent and its Subsidiaries as at the close of business on the date thereof and the results of operations for the period then ended, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Parent and its Subsidiaries during the accounting period covered by such financial statements.

Exhibit D

Form of Compliance Certificate

3. A review of the activities of the Parent and its Subsidiaries during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Parent and its Subsidiaries performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned, no Default or Event of Default has occurred and is continuing.]

—or—

[to the best knowledge of the undersigned, the following covenants contained in Article VI and Article VII of the Credit Agreement as of the end of such fiscal period have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and period of existence and a summary of what actions the Borrowers propose to take with respect thereto and attaching, in the event that such Default or Event of Default relates to environmental matters, an Environmental Compliance Certificate:] and

4. [Except to the extent described below, the] [The] representations and warranties of the Borrowers contained in Article V of the Credit Agreement or any other Loan Document are true and correct on the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business which singly or in the aggregate do not have a Material Adverse Effect. For purposes of this Compliance Certificate, the representations and warranties contained in Section 5.05(a) of the Credit Agreement shall be deemed to refer to [the most recent audited financial statements furnished pursuant to Section 4.01(a)(ix) or Section 6.04(a) of the Credit Agreement, as applicable][the statements in connection with which this Compliance Certificate is delivered].

[Describe any exceptions.] [For the avoidance of doubt, none of the foregoing disclosures shall constitute an amendment or supplement to the disclosure schedules attached to the Credit Agreement or any other Loan Document.]

5. The financial covenant analyses and information set forth on Schedule 1 attached hereto are true and accurate on and as of the Financial Statement Date.

Exhibit D

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of             ,         .

CASELLA WASTE SYSTEMS, INC., for itself and each of the Borrowers referred to herein

By:
Name:
Title:

Exhibit D

Form of Compliance Certificate

For the Quarter/Year ended                     ,          (the “Statement Date”)

SCHEDULE 1

to the Compliance Certificate

($ in 000’s)

I.	Section 7.11(a) – Minimum Interest Coverage Ratio.

A.	Consolidated EBITDA for the four (4) consecutive fiscal quarters ending on the Statement Date (the “Subject Period”):

	1.	Consolidated Adjusted Net Income for the Subject Period:

		a.	Consolidated Net Income (or Loss) of the Parent and its Subsidiaries after deduction of all expenses, taxes, and other proper charges determined in accordance with GAAP, less (or plus, in the case of losses), to the extent included therein, (i) gains (or loss) from extraordinary items, (ii) any income (or loss) from discontinued operations, and (iii) income (or loss) attributable to any Investment in any Excluded Subsidiaries; provided, however, that consolidated net income shall not be reduced pursuant to this clause (iii) by actual cash dividends or distributions received from any Excluded Subsidiary, or by Net Cash Proceeds (to the extent included in income) in connection with the Disposition of any such Investment, so long as (and to the extent that) such cash dividends and distributions or Net Cash Proceeds have not been subsequently reinvested in an Excluded Subsidiary during the Subject Period	$

plus, to the extent deducted in calculating Consolidated Net Income (or Loss) and without duplication:

		b.	the non-recurring, non-cash write-off of debt issuance expenses related to the refinancing of Indebtedness under the Existing Credit Agreement (including, without limitation, the repayment of the term loan B thereunder) and the 2003 Senior Subordinated Debt Refinancing for the Subject Period (up to an aggregate amount of $10,000,000 for all periods)	$

		c.	non-recurring extraordinary charges related to the FCR Disposition for the Subject Period (up to an aggregate amount of $5,000,000 for all periods)	$

Exhibit D

Form of Compliance Certificate

d.	transaction costs for acquisitions and development projects which are expensed rather than capitalized (as a result of applying FASB Rule 141 treatment to such transaction costs) for the Subject Period	$

e.	non-cash losses in connection with asset sales, asset impairment charges and abandonment of assets for the Subject Period (up to an aggregate amount of $35,000,000 (calculated without giving effect to the aggregate amount of such non-cash losses incurred in connection with the MERC Transaction) from and after the Closing Date)	$

f.	non-cash losses resulting from the sale or other Disposition of the assets or Equity Interests of MERC or the closure and discontinuation of the operations of MERC for the Subject Period (up to an aggregate amount not to exceed $42,000,000 from and after the Closing Date)	$

g.	non-cash stock-based compensation expenses under the Borrowers’ employee share-based compensation plans for the Subject Period	$

h.	non-cash charges in connection with the declaration or payment of PIK Dividends for the Subject Period	$

i.	all other non-cash charges reasonably acceptable to the Administrative Agent for the Subject Period	$

j.	cash charges in connection with the MERC Transaction for the Subject Period (up to an aggregate amount of $3,000,000 from and after the Closing Date)	$

k.	non-recurring, non-cash write-off of debt issuance expenses related to the refinancing of the Second Lien Notes for the Subject Period (up to an aggregate amount of $6,000,000 for all periods)	$

l.	cash premium payments in connection with the early redemption and refinancing of the Second Lien Notes for the Subject Period (up to an aggregate amount of $11,000,000 for all periods)	$

m.	cash charges in connection with severance and reorganization in an aggregate amount not to exceed $3,000,000 from and after the Closing Date	$

Exhibit D

Form of Compliance Certificate

	n.	non-cash charges associated with interest rate derivatives deemed to be ineffective	$

minus, to the extent included in the calculation of Consolidated Net Income (or Loss) and without duplication

	o.	non-cash extraordinary gains on the sale of assets including non-cash gains on the sale of assets outside the ordinary course of business for the Subject Period	$

	p.	non-cash extraordinary gains resulting from the application of FAS 133 for the Subject Period	$

	q.	Consolidated Adjusted Net Income for the Subject Period (Lines I.A.1.a + b + c + d + e + f + g + h + i + j + k + l + m + n – o – p)	$

plus, to the extent deducted in determining Consolidated Adjusted Net Income (or Loss) in the Subject Period and without duplication

2.	Interest expense (including accretion expense, original issue discount and costs in connection with the early extinguishment of debt) for the Subject Period		$

3.	Income taxes for the Subject Period		$

4.	Amortization expense for the Subject Period		$

5.	Depreciation and depletion expense for the Subject Period		$

6.	Consolidated EBITDA for the Subject Period (Lines I.A.1.q + 2 + 3 + 4 + 5)		$

Exhibit D

Form of Compliance Certificate

B.	Consolidated Total Interest Expense for the Subject Period

	The aggregate amount of interest expense required to be paid or accrued in accordance with GAAP by the Borrowers during the Subject Period on all Indebtedness of the Borrowers outstanding during all or any part of the Subject Period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of any Capitalized Lease or any Synthetic Lease, and including commitment fees, letter of credit fees, agency fees, balance deficiency fees and similar fees or expenses for the Subject Period in connection with the borrowing of money, but excluding therefrom, without duplication, (a) the non-cash amortization of debt issuance costs, including original issue discount and premium, if any, (b) the write-off of deferred financing fees and charges in connection with the repayment of any Indebtedness and in connection with the Existing Credit Agreement, in each case, that are classified as interest under GAAP, (c) to the extent financed in connection with any refinancing of Indebtedness, any call, tender or similar premium expressly required to be paid in cash under the existing terms (and not by way of amendment or supplement in contemplation of such refinancing) of the Indebtedness being refinanced in connection with such refinancing and the interest component of any remaining original issue discount on the Indebtedness so refinanced, (d) dividends (including PIK Dividends) on Preferred Stock (if any) paid by the Borrowers and, to the extent deducted in calculating Consolidated Net Income (or Loss), the costs and expenses incurred by the Borrowers in connection with the issuance of Preferred Stock, in each case that are required by GAAP to be treated as interest expense, and (e) non-cash interest expense associated with interest rate derivatives	$

C.	Interest Coverage Ratio (Line I.A.6 ÷ Line I.B)	to 1

Minimum required:

Four Fiscal Quarters Ending	Minimum Interest Coverage Ratio
April 30, 2013	2.15:1.00
July 31, 2013 through the Maturity Date	2.25:1.00

Exhibit D

Form of Compliance Certificate

II.	Section 7.11(b) – Maximum Consolidated Total Funded Debt to Consolidated EBITDA.

A.	Consolidated Total Funded Debt at the Statement Date the sum of:

	1.	Aggregate amount of Indebtedness for borrowed money or credit obtained or other similar monetary obligations, direct or indirect, (including (x) the principal obligations of the Borrowers under the Second Lien Notes and the Senior Subordinated Notes, (y) obligations under “finance leases” and (z) any unpaid reimbursement obligations with respect to letters of credit; but excluding any contingent obligations with respect to letters of credit outstanding)	$

	2.	all obligations evidenced by notes, bonds, debentures or other similar debt instruments (other than Performance Bonds and Landfill Surety Arrangements)	$

	3.	the deferred purchase price of assets (other than trade payables incurred in the ordinary course of business and holdbacks)	$

	4.	all Attributable Indebtedness, including, without limitation, Indebtedness with respect to capitalization of landfill operating contract obligations, to the extent capitalized under GAAP (but excluding landfill operating leases to the extent they are characterized as operating leases and not capitalized)	$

	5.	(x) Equity Related Purchase Obligations in respect of Non-Qualified Preferred Stock (including Grandfathered Non-Qualified Preferred Stock) and (y) commencing on the date that is twelve months prior to the maturity of such Equity Related Purchase Obligations (assuming for this purpose the demand or exercise, if applicable, by the requisite holder or holders on the earliest date provided therefor), Equity Related Purchase Obligations in respect of Qualified Preferred Stock	$

	6.	Indebtedness of the type referred to in Lines II.A.1 through II.A.5 above of another Person guaranteed by any of the Borrowers	$

	7.	Consolidated Total Funded Debt at the Statement Date (Line II.A.1 + 2 + 3 + 4 + 5 + 6)	$

B.	Consolidated EBITDA for the Subject Period

	1.	Consolidated EBITDA for the Subject Period as calculated for the purposes of Section 7.11(a) of the Credit Agreement (Line I.A.6 above)	$

Exhibit D

Form of Compliance Certificate

	2.	EBITDA attributable to the twelve (12) month period prior to the date of the MERC Transaction for the operating assets that are the subject of the MERC Transaction, only to the extent MERC is accounted for as a discontinued operation in accordance with GAAP	$

	3.	EBITDA for the prior twelve (12) months of companies acquired by the Borrowers during the Subject Period (without duplication with respect to the adjustments set forth in Line I.A.1.b through Line I.A.1.n above) only if (x) the financial statements of such Acquired Business or new Subsidiary have been audited, for the period sought to be included, by an independent accounting firm satisfactory to the Administrative Agent, or (y) the Administrative Agent consents to such inclusion after being furnished with other acceptable financial statements	$

	4.	Non-recurring private company expenses which are discontinued upon any acquisition referenced in Line II.B.3 above (such as owner’s compensation), as approved by the Administrative Agent	$

	5.	Consolidated EBITDA for the Subject Period (Lines II.B.1 + 2 + 3 + 4)	$

C.	Consolidated Total Funded Debt to Consolidated EBITDA (Line II.A.6 ÷ Line II.B.5):		to 1

Maximum permitted:

Four Fiscal Quarters Ending	Maximum Consolidated Total Funded Debt to Consolidated EBITDA[1]
April 30, 2013 through January 31, 2015	5.85:1.00
April 30, 2015 through the Maturity Date	5.75:1.00

III.	Section 7.11(c) – Maximum Consolidated Senior Funded Debt to Consolidated EBITDA.

A.	Consolidated Senior Funded Debt at the Statement Date

[1]	For each fiscal quarter ending on or after the date on which the Borrowers have consummated the New Equity Raise, each of the ratios set forth below shall be reduced by 50 basis points.

Exhibit D

Form of Compliance Certificate

	1.	Consolidated Total Funded Debt at the Statement Date (Line II.A.7 above)	$

minus

	2.	Subordinated Debt outstanding at the Statement Date	$

plus

	3.	All scheduled principal payments in respect of Seller Subordinated Debt that will become due and payable during the next successive period of four (4) fiscal quarters following the Statement Date	$

	4.	Consolidated Senior Funded Debt at the Statement Date (Line III.A.1 – 2 + 3)	$

B.	Consolidated EBITDA for the Subject Period (Line II.B.5 above)		$

C.	Consolidated Senior Funded Debt to Consolidated EBITDA (Line III.A.4 ÷ Line III.B)		to 1

Maximum Permitted:

Four Fiscal Quarters Ending	Maximum Consolidated Senior Funded Debt to Consolidated EBITDA
April 30, 2013 through January 31, 2015	2.50:1.00
April 30, 2015 through the Maturity Date	2.25:1.00

IV.	Section 7.11(d) – Maximum Capital Expenditures.

A.	Capital Expenditures made (or which any Borrower or Non-Borrower Subsidiary has become legally obligated to make) during the fiscal year ending	$

Maximum Permitted:

1.1 times the sum of the Borrowers’ and the Non-Borrowers’ consolidated depreciation expenses, depletion expenses and landfill amortization expenses in such fiscal year, the product of which calculation equals $

Exhibit D

Form of Compliance Certificate

Annex 2

Schedule 1

BORROWERS

Casella Waste Systems, Inc.

All Cycle Waste, Inc.

Atlantic Coast Fibers, Inc.

B. and C. Sanitation Corporation

Blow Bros.

Bristol Waste Management, Inc.

C.V. Landfill, Inc.

Casella Major Account Services, LLC

Casella Recycling, LLC

Casella Renewable Systems, LLC

Casella Transportation, Inc.

Casella Waste Management of Massachusetts, Inc.

Casella Waste Management of N.Y., Inc.

Casella Waste Management of Pennsylvania, Inc.

Casella Waste Management, Inc.

Casella Waste Services of Ontario LLC

Chemung Landfill LLC

Colebrook Landfill LLC

CWM All Waste LLC

Forest Acquisitions, Inc.

Grasslands Inc.

GroundCo LLC

Hakes C&D Disposal, Inc.

Hardwick Landfill, Inc.

Hiram Hollow Regeneration Corp.

KTI Bio Fuels, Inc.

KTI Environmental Group, Inc.

KTI New Jersey Fibers, Inc.

KTI Operations, Inc.

KTI Specialty Waste Services, Inc.

KTI, Inc.

Maine Energy Recovery Company, Limited Partnership

New England Waste Services of ME, Inc.

New England Waste Services of N.Y., Inc.

New England Waste Services of Vermont, Inc.

New England Waste Services, Inc.

Newbury Waste Management, Inc.

NEWS of Worcester LLC

NEWSME Landfill Operations LLC

North Country Environmental Services, Inc.

Northern Properties Corporation of Plattsburgh

Pine Tree Waste, Inc.

Schultz Landfill, Inc.

Southbridge Recycling & Disposal Park, Inc.

Sunderland Waste Management, Inc.

The Hyland Facility Associates

U.S. Fiber, LLC

Waste-Stream Inc.

Winters Brothers, Inc.

Annex 3

SPECIFIED BORROWERS

All Cycle Waste, Inc.

Atlantic Coast Fibers, Inc.

B. and C. Sanitation Corporation

Blow Bros.

Bristol Waste Management, Inc.

C.V. Landfill, Inc.

Casella Major Account Services, LLC

Casella Renewable Systems, LLC

Casella Transportation, Inc.

Colebrook Landfill LLC

CWM All Waste LLC

Forest Acquisitions, Inc.

Grasslands Inc.

GroundCo LLC

Hakes C&D Disposal, Inc.

Hardwick Landfill, Inc.

Hiram Hollow Regeneration Corp.

KTI Bio Fuels, Inc.

KTI Environmental Group, Inc.

KTI New Jersey Fibers, Inc.

KTI Operations, Inc.

KTI Specialty Waste Services, Inc.

Maine Energy Recovery Company, Limited Partnership

Newbury Waste Management, Inc.

NEWS of Worcester LLC

North Country Environmental Services, Inc.

Northern Properties Corporation of Plattsburgh

Schultz Landfill, Inc.

Sunderland Waste Management, Inc.

U.S. Fiber, LLC

Winters Brothers, Inc.